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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
e-centives, Inc.


We consent to the incorporation by reference in this Registration Statement on Form S-8 of e-centives, Inc. of our report dated February 9, 2001 relating to the balance sheets of e-centives, Inc. as of December 31, 1999 and 2000 and the statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2000, which report appears in the 2000 Annual Report on Form 10-K of e-centives, Inc.



/s/  KPMG LLP

McLean, Virginia
September 7, 2001